Exhibit 10.10

TERMINATION OF EQUIPMENT LEASE

AND BILL OF SALE

THIS TERMINATION OF EQUIPMENT LEASE AND BILL OF SALE (this “Agreement”) is made and entered into as of October 5, 2009 by and between Granite City Food & Brewery, Ltd., a Minnesota corporation (“Lessee”) and DHW Leasing, L.L.C., a South Dakota limited liability company (“Lessor”).

RECITALS:

A.                                   Lessor and Lessee are currently parties to a written Master Equipment Finance Lease dated September 19, 2006 and an Equipment Lease Commitment dated December 6, 2007 (collectively, the “Master Lease”) and sixteen (16) separate leases identified on the attached Exhibit A (each, a “Lease”), relating to the lease of certain furniture, fixtures, machinery, equipment and other personal property as described in Exhibit A to each Lease (the “Equipment”).

B.                                     Lessor and Lessee have entered into a Debt Conversion Agreement and Lessor has agreed in connection therewith to (i) terminate the Master Lease and each Lease effective on the date hereof (the “Termination Date”) subject to the terms and conditions of this Agreement, and (ii) convey the Equipment to Lessee.

NOW, THEREFORE, in consideration of the above recitals that by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1.                                       Termination.  The Master Lease and the Leases shall automatically terminate, subject to the agreements, representations, warranties and indemnities contained in this Agreement, effective on the Termination Date, without further notice or action.

2.                                       Release of Liens.  The parties acknowledge that all security interests previously filed against the Equipment have been released.  If any of the security interests against the Equipment are not released or are reinstated in the future without the consent of Lessee, Lessor agrees to cause such security interests to be released and hereby grants to Lessee the authority to terminate any financing statement filed against the Equipment in favor of Lessor.

3.                                       Release of Lessor.  Effective as of the Termination Date, but subject to the agreements, representations, warranties and indemnities contained in this Agreement, which agreements, representations, warranties and indemnities shall survive the termination of the Master Lease and the Leases, Lessee forever releases and discharges Lessor from any and all claims, demands or causes of action whatsoever against Lessor or its successors and assigns arising out of or in connection with the Equipment, the Master Lease or the Leases, and forever releases and discharges Lessor from any obligations to be observed or performed by Lessor under the Master Lease and the Leases.  Notwithstanding such release, Lessor shall indemnify Lessee against, and hold Lessee, its officers, agents, employees, directors and shareholders harmless from, any and all claims, actions, suits, proceedings, costs, demands, damages and liabilities of whatever nature, and all costs and expenses, including Lessee’s reasonable attorneys’ fees and expenses (collectively “Claims”), relating to or in any way arising out of its breach of this agreement or any claims against the Equipment made by any party, whether now existing or hereafter arising out of events or omissions occurring on or before the Termination Date, other than Claims caused by the acts or omissions of Lessee; provided, however, that such indemnification obligation shall not apply to Claims arising out of or resulting from the operation of the Equipment.

4.                                       Release of Lessee.  Effective as of the Termination Date, and subject to the agreements, representations, warranties and indemnities contained in this Agreement, which agreements, representations, warranties and indemnities shall survive the termination of the Master Lease and the Leases, Lessor forever releases and discharges Lessee from any and all claims, demands or causes of action whatsoever against Lessee or its successors and assigns arising out of or in connection with the Equipment, the Master Lease or the Leases and forever releases and discharges Lessee from any obligations to be observed or performed by Lessee under the Master Lease and the Leases.

5.                                       Conveyance.  Lessor hereby sells, transfers and assigns to Lessee, all right, title and interest in and to the Equipment.

6.                                       Representations and Warranties.  Lessor represents and warrants that (a) Lessor is the owner of the Equipment; (b) Lessor has the right to enter into and perform under this Agreement and to sell and convey the Equipment; (c) Lessor has not done or suffered anything to encumber the Equipment; and (d) the Equipment is free from all claims of parties.  In addition, Lessor agrees to warrant and defend the sale, transfer and assignment of the Equipment to Lessee against any and all persons or entities who claim title to or an interest in the Equipment.  The Equipment is being conveyed on an “as is, where is” basis.

7.                                       Further Assurances.  If Lessee requests, Lessor shall sign, deliver and cause to be filed or recorded as Lessee shall direct any further instruments, statements, certificates and other documents as Lessee reasonably may consider necessary or desirable in order to convey the Equipment free of all liens and claims.  Lessor further agrees to pay to Lessee, upon demand, all reasonable costs and expenses incurred by Lessee in connection with the preparation, execution, recording, filing and refiling of any such documents, including reasonable attorneys’ fees.

8.                                       Authority.  Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. This Agreement shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors, assigns and related entities.

9.                                       Miscellaneous.  The parties are also subject to the following miscellaneous provisions: (a) this Agreement is governed by and shall be construed in accordance with the laws of the state of Minnesota; (b) captions used in this Agreement are for convenience only and are not a part of the agreement; (c) time is of the essence; (d) if any provision of this

Agreement is invalid or unenforceable to any extent, the remainder of this Agreement shall continue in effect and be enforceable to the fullest extent permitted by law; (e) this Agreement contains the entire agreement of the Parties hereto with respect to the Master Lease, the Leases and the Equipment; (f) this Agreement may be modified only by a writing executed and delivered by both Parties; and (g) nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee.

10.                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, and any party or signatory hereto may execute this Agreement by signing any such counterpart.  Delivery of a facsimile or digital copy (pdf) of an executed copy of this Agreement shall be effective to bind the executing party.  Each party so executing this Agreement shall promptly deliver an original executed counterpart to the other signatories.

11.                                 WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, EACH PARTY HERETO (I) WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION, (II) CONSENTS TO ANY SUCH ACTION BEING VENUED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the day and year first above written.

LESSOR:

DHW LEASING, L.L.C.

	By:	/s/ Donald A. Dunham, Jr.
	Name:	Donald A. Dunham, Jr.
	Title:	Managing Member

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 5th day of October 2009, before me the undersigned, a Notary Public in and for said state, personally appeared Donald A. Dunham, Jr., personally known to me, or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the Managing Member of DHW Leasing, L.L.C., a South Dakota limited liability company, and executed the within instrument on behalf of such company.

/s/ Karen R. Nies
Notary Public

LESSEE:

GRANITE CITY FOOD & BREWERY, LTD.

	By:	/s/ Steven J. Wagenheim
	Name:	Steven J. Wagenheim
	Title:	President and Chief Executive Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 5th day of October 2009, before me the undersigned, a Notary Public in and for said state, personally appeared Steven J. Wagenheim, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the President and Chief Executive Officer of Granite City Food & Brewery, Ltd., a Minnesota corporation, and executed the within instrument on behalf of such corporation.

/s/ Karen R. Nies
Notary Public

EXHIBIT A

List of Leases

Description of Schedule (Location)

1.	Interim Schedule A (Lease No. 2008-GW06) (Zona Rosa)

2.	Final Schedule A (Lease No. 2008-GW01) (Roseville)

3.	Schedule A (Lease No. 2008-DB01) (South Bend)

4.	Schedule A (Lease No. 2009-GW10) (Sioux Falls)

5.	Schedule A (Lease No. 2008-CT04) (Maumee)

6.	Schedule A (Lease No. 2008-GW07) (Wichita)

7.	Interim Schedule A (Lease No. 2007-GW03) (Wichita West)

8.	Schedule A (Lease No. 2007-CT02) (Rockford)

9.	CORRECTED Schedule A (Lease 2007-CT01) (Creve Couer)

10.	Schedule A (Lease No. 2008-GW9) (Maple Grove and Eagan)

11.	Schedule A (Lease No. 2007-CT03) (Ft. Wayne)

12.	Interim Schedule A (Lease No. 2008-GW05) (Legends)

13.	Schedule A (Lease No. 2008-GW06) (Lincoln)

14.	Schedule A (Lease No. 2008-DB02) (Madison)

15.	Final Schedule A (Lease No. 2008-GW02) (Omaha)

16.	Final Schedule A (Lease No. 2009-GW04) (Carmel)